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                                                                   EXHIBIT 10.3







                              Howard Finkelstein
                             EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT, dated as of April 30, 1997, by and between NATIONAL FIBER NETWORK, INC., a Delaware corporation ("Company") and HOWARD FINKELSTEIN ("Executive").

     WHEREAS, Company desires to employ Executive as the President and Chief Operating Officer of Company, and Executive desires to be so employed by Company, on the terms and conditions herein provided.

     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

     It is therefore agreed as follows:

     1. Employment. During the term of this Employment Agreement, as defined in section 2 hereof (the "Term"), Company shall employ Executive, and Executive shall render services to Company as President and Chief Operating Officer of Company and, subject to consultation with the Chief Executive Officer of the Company, shall report only to the Board of Directors. Executive shall also be appointed to serve on the Board of Directors. Executive shall have such duties as are consistent with such position, including supervision and control over, and full responsibility for, the overall management and operation of the Company, strategic planning, financing, and such additional duties as may from time to time be mutually agreed upon by Executive and the Directors of the Company. Subject only to any part-time outside consulting services disclosed to Company in writing prior to the date hereof, Executive shall devote his full and exclusive business time and best efforts to the performance of his duties under this Employment Agreement and shall perform them faithfully, diligently and competently. The Executive represents and warrants that neither the execution by him of this Agreement nor the performance by him of his duties and obligations hereunder will violate any agreement to which he is a party or by which he is bound.

     2. Term of Employment. Unless earlier terminated as provided in this Employment Agreement, the term of Executive's employment under this Employment Agreement (the "Term") shall commence on the date hereof and continue until three years from the date hereof.

     3.   Compensation.

          (a) Base Salary. Company shall pay to Executive throughout the Term an annual salary (the "Base Salary"), payable in accordance with the Company's customary policies. The Base Salary shall be at the rate of $295,000 per

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year for the first year of the Term; $335,000 per year for the second year of the Term; and $375,000 per year for the third year of the Term.

          (b) Bonus. In addition to the Base Salary, Company shall pay to Executive shall pay to Executive a bonus, payable quarterly during each year of the term, based on appropriate incentives and criteria to be determined jointly with Executive at the beginning of each year, in good faith, provided that in no event will the bonus be less than $100,000 for each year.

          (c)  Stock Options.

               (i) Effective on the date of the commencement of Executive's employment hereunder, Executive shall be granted a stock option (the "Stock Option") to purchase an aggregate of 1,000,000 shares of common stock of the Company, par value $.01 per share, to be issued under, and pursuant to the terms of, that certain Option Agreement between the Company and Executive dated as of the date hereof (the "Stock Plan").
     The Stock Option granted hereby will be immediately exercisable with an exercise price of $3.00 per share. The Stock Option shall expire ten (10) years from the date of the grant of the Stock Option, subject to the other terms and conditions of the Stock Plan;

               (ii) Promptly following the consummation of an initial public offering of the Company's common stock, the Company shall file a registration statement on Form S-8 (or any successor form for the registration under the Securities Act of 1933 (the "Securities Act") of securities to be offered pursuant to employee benefit plans) registering under the Securities Act the shares of common stock underlying the Stock Option, subject to then applicable rules and regulations, in order to permit the public resale thereof by the Executive. The rights of the Executive set forth in this paragraph shall apply only to the extent that an effective registration statement is then required for the Stock underlying the Stock Option. In addition, the Executive shall be afforded the registration rights, set forth on Schedule A annexed hereto and made a part hereof.

     4.   Benefits.

          (a) General Fringe Benefits. Executive shall be entitled to participate in the life, hospitalization, health, accident and disability insurance plans, health programs, pension plans, and other benefit and compensation plans generally available to senior executives of the Company from time to time. In addition, the Company, at its sole expense, shall provide Executive with life insurance coverage (the beneficiary to be designated by Executive) in an amount not less than $1,000,000. With respect to health and hospitalization insurance, until such time as the Company has provided Executive with effective health and hospitalization

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coverage, the Company shall reimburse Executive for his monthly COBRA payments to maintain his current health and hospitalization insurance. Without limiting the foregoing, the Company confirms that it intends to establish a qualified stock option plan for its senior executives, including Executive, within six (6) months of the date hereof.

          (b) Reimbursements. Company shall pay or reimburse Executive for all reasonable expenses actually incurred or paid by Executive during the Term in the performance of Executive's duties to Company upon presentation by Executive of expense statements or vouchers. In addition, Company shall pay Executive's legal fees and disbursements incurred in connection with the preparation and negotiation of this Employment Agreement, as well as the Option Agreement and other related agreements being entered into as of the date hereof.

          (c) Automobile. Company shall pay Executive $1,500 per month as full reimbursement for any and all expenses relating to the use of an automobile during the Term in the performance of Executive's duties to Company, including insurance, maintenance and garage.

     5.   Termination of Employment.

          (a) Death. Executive's employment shall terminate upon his death, and in such event, the estate or other legal representative of Executive shall be entitled to receive Executive's Base Salary for a period equal to the lesser of (i) one (1) year from the date of death or (ii) the balance of the Term, in addition to all compensation, bonus and benefits that are accrued and unpaid as of the date of death.

          (b) Termination by Company. Executive's employment may be terminated at the option of the Company by notice to Executive (i) as a result of Executive's disability as provided in section 5(b)(i) hereof, or
(ii) for "cause" as defined and provided in section 5(b)(ii) hereof.

               (i) Disability. As used in this Employment Agreement, the term "disability" shall mean a physical or mental disability or incapacity, whether total or partial, of Executive that, in the good faith determination of Company's Directors or based upon reasonably competent medical advice, has prevented him from performing substantially all of his duties under this Employment Agreement during a period of three (3) consecutive months or for 120 days during any twelve month period. If Company shall terminate Executive's employment pursuant to this section 5(b), Executive shall be entitled to continue to receive his Base Salary for a period of one (1) year from the date of termination (but not exceeding the balance of the Term), as well as all compensation, bonus and benefits that are accrued and unpaid as of the date of disability.

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               (ii)  Discharge for "Cause".  If Executive (A) neglects his duties hereunder in a material manner and such neglect shall not be discontinued within five (5) business days after written notice to Executive thereof (which notice shall be subject to the approval of the Board of Directors and signed by the Chief Executive Officer or other designated officer of Company and refer to a specific breach of this Employment Agreement); (B) is convicted of a felony or other crime involving fraud, moral turpitude or material loss to the Company;
     (C) materially breaches his affirmative or negative covenants or undertakings hereunder and such breach shall not be remedied within five
     (5) business days after written notice to Executive thereof (which notice shall be signed by the Chief Executive Officer or other designated officer of Company and refer to a specific breach of the Employment Agreement); or
     (D) in bad faith, commits any act or omits to take any action, to the material detriment of Company; then Company may at any time by notice terminate Executive's employment hereunder for "cause"; and Executive shall have no right to receive any compensation or benefit from Company hereunder on and after the effective date of such notice, except for compensation and benefits that are accrued and unpaid as of the date of termination.

          (c)  Termination by Executive for "Good Reason".  In the event of:
(i) a reduction in the nature or scope of Executive's titles, authorities, powers, duties, or responsibilities hereunder; (ii) a change in the method or formula for determining the Bonus from that set forth in section 3(b) hereof which results in a decrease in the amount of the Bonus payable to the Executive thereunder; (iii) the removal of Executive as a member of the Board of Directors of Company, unless such removal occurs after the termination of Executive's employment for "cause"; (iv) a sale of all or substantially all of the ownership interests or assets of Company, or a merger or consolidation of the Company with any other corporation or entity; (v) a "change-in-control" of the Company, defined as any person or entity (other than Stephen Garofalo) becoming a "beneficial owner" (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended from time to time) directly or indirectly of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or
(vi) Company's materially breaching its affirmative or negative covenants or undertakings hereunder and such breach shall not be remedied within fifteen
(15) days after notice to Company thereof (which notice shall be signed by Executive and refer to a specific breach of this Employment Agreement); then Executive may at any time by notice terminate Executive's employment hereunder for "good reason"; and Company shall pay to Executive his Base Salary, bonus and benefits that are accrued and unpaid as of the date of termination, as well as the additional amounts described in section 5(e) hereof.

          (d) Expiration of Term. Upon the expiration of the Term, and provided that (i) neither Executive or Company shall have terminated Executive's employment hereunder prior thereto, (ii) Executive shall have observed and performed

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all of his material duties and obligations hereunder, and shall not have been in default of any of his agreements, covenants or representations hereunder, in both instances throughout the Term, and (iii) Executive's employment with Company shall not thereafter be continued, then Company shall pay to Executive the amounts described in section 5(e) hereof.

          (e)  Termination Benefits.

               (i) Upon the expiration of the Term or the termination of Executive's employment for any reason hereunder, the rights and benefits of Executive under Company's employee benefit plans and programs shall be determined in accordance with the provisions of such plans and programs.

               (ii) Upon the expiration of the Term, Company shall pay to Executive, in addition to any and all amounts which may otherwise be due to Executive hereunder, an amount equal to one (1) times Executive's then Base Salary, payable in equal monthly installments, on the first of each month, during the Non-Compete Period.

               (iii) Upon the termination of Executive's employment during the Term by Company other than for "cause," or the termination of Executive's employment by Executive with "good reason," Company shall pay to Executive, in addition to any and all amounts which may otherwise be due to Executive hereunder, an amount equal to one and one-half (1-1/2) times Executive's then Base Salary, payable in full within thirty (30) days of the date of termination.

     6.   Prohibited Activities.

          (a) Non-Compete Period. For the purposes of this Employment Agreement, the term "Non-Compete Period" shall mean the Term, and if Executive's employment is terminated by Company for "cause," by Executive without "good reason," or so long as Company pays Executive the termination benefit specified in paragraph 5(e)(ii) above, an additional period of one
(1) year from and after the date of termination.

          (b) Non-competition. During the Non-Compete Period, Executive shall not directly or indirectly compete with, be engaged in the business of, be employed by, act as a consultant to, or be a director, officer, employee, owner or partner of, any person or entity which is engaged in the primary business of the Company at such time and in the territories served by the Company in such business during the Non-Compete Period.

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          (c)  Solicitation of Employees.  During the Non-Compete Period,
Executive shall not directly or indirectly employ, or solicit to leave Company's employ, or solicit to join the employ of another person or entity (including any such person or entity owned or controlled, directly or indirectly, by Executive) any employee of Company or any person who has been such an employee during the twelve months preceding Executive's date of termination.

          (d) Confidential Information. During and at all times subsequent to the Term, Executive shall keep secret and shall not exploit or disclose or make accessible to any person or entity, except in furtherance of the business of Company, and except as may be required by law or legal process, any confidential business information of any type that was acquired or developed by either Company or any of its subsidiaries or affiliates, or Executive, prior to or during the Term. In addition, the term "confidential business information" shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by Executive; or (ii) was available to Executive prior to any employment by Company as a result of his general business experience.

          (e) Divisibility. The provisions contained in this section 6 as to the time period and scope of activities restricted shall be deemed divisible, so that if any provision contained in this section 6 is determined to be invalid or unenforceable, that provision shall be deemed modified so as to be valid and enforceable to the full extent lawfully permitted.

          (f)  Relief.  Executive acknowledges that the provisions of this section 6 are reasonable and necessary for the protection of Company and that Company will be irreparably damaged if such covenants are not specifically enforced. Accordingly, it is agreed that Company will be entitled to injunctive relief for the purpose of restraining Executive from violating such covenants (and no bond or other security shall be required in connection therewith), in addition to any other relief to which Company may be entitled.

     7. Indemnification. Company acknowledges that prior to the commencement of this Employment Agreement, Employee rendered certain services to Company in anticipation of entering into this Agreement. Company and Employee agree that as additional consideration for entering into this Agreement, Company hereby indemnifies and holds Employee harmless from and against any charges, claims, damages, settlements, costs, judgments, decrees, losses, expenses (including reasonable counsel fees and expenses), penalties and liabilities of any kind or nature whatsoever which may be sustained or suffered by or secured against Employee based upon, relating to, arising out of or as a result of Employee's services to, or acts on behalf of, the Company during the period January 1, 1997 through the date hereof, to the fullest extent possible and in any event such indemnification shall be no less than the fullest possible indemnification provided to Company's officers and directors under the Company's Certificate of Incorporation and the Company's By-Laws.

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     8.   Miscellaneous.

          (a) Survival. The covenants and agreements set forth in this Employment Agreement shall survive Executive's termination of employment, irrespective of any investigation made by or on behalf of any party.

          (b) Headings. The section headings of this Employment Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Employment Agreement.

          (c) Assignment. This Employment Agreement shall not be assignable by Executive without the prior written consent of Company, and shall inure to the benefit of and be binding upon Executive and his legal representatives.

          (d) Territory. Executive shall not be required to relocate or render services hereunder in any geographic area beyond a radius of thirty-five (35) miles from Greenwich, Connecticut; provided, however, that Executive may be required to travel for business purposes from time to time, subject to Executive's reasonable approval.

          (e) Governing Law. This Employment Agreement shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed in that State, without reference to its principles of conflicts of laws.

          (f) Arbitration; Consent to Jurisdiction. Any controversy or claim arising out of or relating to this Employment Agreement including, without limitation, the interpretation or the breach thereof, shall be settled by arbitration in the City, County and State of New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association then obtaining, and judgment upon the award rendered by a panel of three (3) Arbitrators may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, this agreement to arbitrate shall not bar either party from seeking temporary or provisional remedies in any Court having jurisdiction thereof. Company and Executive hereby consent and submit to the personal jurisdiction of the United States District Court for the Southern District of New York and any New York State court of competent jurisdiction located in New York County, New York in any suit, action or proceeding (other than as provided in the first sentence of this section) arising out of or relating to this Employment Agreement.

          (g) Notices. All notices, requests, demands and other communications (collectively, "Notices") that are required or may be given under this Employment Agreement, shall be in writing, signed by the party or the attorney for that party. All Notices shall, except as otherwise specifically provided herein to the contrary, be deemed to have been duly given or made: if by hand, immediately upon

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delivery; if by telecopier or similar device, immediately upon sending, provided notice is sent on a business day during the hours of 9:00 a.m. and 6:00 p.m. E.S.T., but if not, then immediately upon the beginning of the first business day after being sent; if by Federal Express, Express Mail or any other overnight delivery service, one day after being placed in the exclusive custody and control of said courier; and if mailed by certified mail, return receipt requested, five (5) business days after mailing. All notices are to be given or made to the parties at the following addresses (or to such other address as either party may designate by notice in accordance with the provisions of this section):

     If to Company at:

          National Fiber Network, Inc.
          60 Hudson Street, 15th Floor
          New York, New York 10013
          Attn:  Chief Executive Officer
          Telephone:  (212) 566-2444
          Facsimile:  (212) 566-1777

     with a copy to:

          Silverman, Collura & Chernis, P.C.
          381 Park Avenue South, Suite 1601
          New York, New York 10016
          Telephone:  (212) 779-8600
          Facsimile:  (212) 779-8858

     If to Executive at:

          22 Guinea Road
          Greenwich, CT 06830
          Facsimile:  (203) 661-0553

     with a copy to:

          Pavia & Harcourt
          600 Madison Avenue
          New York, New York 10022
          Attn:  Jordan E. Ringel, Esq.
          Telephone:  (212) 980-3500
          Facsimile:  (212) 980-3185

          (h) Enforceability. If any provision of this Employment Agreement is invalid or unenforceable, the balance of this Employment Agreement shall remain in effect, and if any provision is inapplicable to any person or

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circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

          (i) Waiver. The failure of a party to this Employment Agreement to insist on any occasion upon strict adherence to any term of this Employment Agreement shall not be considered to be a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Employment Agreement. Any waiver must be in writing.

          (j) Complete Agreement. This Employment Agreement supersedes any prior or contemporaneous agreements between the parties with respect to its subject matter, is intended as a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter, and cannot be changed or terminated orally.

     IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first above written.

                                       NATIONAL FIBER NETWORK, INC.



                                       By:_____________________________________

                                       Its:____________________________________



                                       ________________________________________
                                       Howard Finkelstein
                                       Executive

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